Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2022, with respect to the consolidated financial statements of Nettar Group Inc. included in Amendment No. 2 to the Registration Statement on the Form F-1 and related Prospectus of Satellogic Inc.

Buenos Aires, Argentina

April 29, 2022

/s/ Pistrelli, Henry Martin y Asociados S.R.L.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

Member of Ernst & Young Global